STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 01/12/1998
                                                          981013347 - 2849932

                         Certificate Of Limited Partnership

                      ATLAS FUTURES FUND, LIMITED PARTNERSHIP

NOW COMES, Ashley Capital Management, Incorporated, a Delaware corporation, as General Partner, to certify and acknowledge the formation of Atlas Futures Fund, Limited Partnership, a Delaware Limited Partnership, to be effective upon the date of this Certificate to evidence said formation witht the Secretary of the State of Delware.

FIRST:  NAME

The name of the Limited Partnership is: Atlas Futures Fund, Limited Partnership

SECOND:  REGISTERED AGENT AND REGISTERED OFFICE

Corporate Systems Inc., 101 N. Fairfield Dr., Dover, DE 19901 (Kent County).

THIRD:  THE NAME AND ADDRESS OF THE SOLE GENERAL PARTNER

The sole General Partner is: Ashley Capital Management, Incorporated, a Delaware corporation, 101 N. Fairfield Drive, Dover, Delware 19901.

FOURTH:  THE PURPOSE OF THE FUND

The Fund shall act as the vehicle to acquire capital to be traded by one or more professional commodity trading advisors and for any other purposes the Partners may legally determine. The Fund shall have initial capital of $2,000. There will be no other contribution to capital prior to the release of escrow pursuant to the terms of the escrow agreement established pursuant to the terms of the offering documents used to sell limited partnership units in the Fund. The terms of operation of the Fund shall be as stated in the Limited Partnership Agreement, as may be amended, from time to time, pursuant to its terms, without amendment to this Certificate.

WHEREFORE, this Certificate of Limited Partnership of Atlas Futures Fund, Limited Partnership, was signed by the sole General Partner fo the purposes stated herein on this 12th day of January, 1998.

                                         Ashley Capital Management, Incorporated


                                         By:  s/ Shira Del Pacult
                                              Shira Del Pacult